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                                                                    EXHIBIT 23.2

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the use in this Registration Statement and Prospectus of PeopleSoft, Inc. on Form S-4, which includes the Proxy Statement of Intrepid Systems, Inc., of our report dated February 6, 1998, (May 1, 1998 as to
Note 9), with respect to the financial statements of Intrepid Systems, Inc., appearing in the Prospectus, and to the reference to us under the heading "Experts" in such Prospectus and Proxy Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

July 13, 1998